Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 4 Chairman and CEO’s Speeches and Presentations John Philip Coghlan - Chairman Slide 2 Good afternoon to our US investors and good morning to our Australian investors. Welcome to the 2023 Annual General Meeting of Life360 Inc. My name is John Philip Coghlan and I am the Chairman of Life360. On behalf of the Board, it is my pleasure to address shareholders at Life360’s fourth AGM since listing on the ASX in 2019. Today we are very pleased to welcome those of you participating online through our virtual meeting platform provided by Lumi. This allows Shareholders, Proxies and Guests to attend the meeting virtually. All attendees can watch a live webcast of the meeting. In addition, shareholders and proxies have the ability to ask questions and submit votes. While there has been significant easing of restrictions following the COVID-19 pandemic, given that we have security holders in the US, Australia and other parts of the world, we have decided to hold a virtual meeting once again in 2023 to allow participation and engagement amongst our security holders, wherever they may be. It is now after 4:30pm in San Mateo, California on May 30 and correspondingly after 9:30am in Sydney, Australia on May 31. I have been advised by our inspector of election, Computershare Trust Company, N.A, that proxies have been received in respect of a total number of outstanding shares that constitute a quorum for the matters to be considered at this meeting. I therefore declare this AGM open and welcome each of you to the virtual platform. Before I proceed with the business of the Meeting, I would like to introduce my fellow Directors. In the US are: • Chris Hulls, our CEO and Co-Founder, and an Executive Director; • Alex Haro; a Co-Founder and Non-Executive Director; • Brit Morin; Independent Non-Executive Director; • Mark Goines; Independent Non-Executive Director; and Chairman of the Remuneration and Nomination Committee. • Randi Zuckerberg; Independent Non-Executive Director; • CJ Prober; an Executive Director In Australia are: • James Synge; Independent Non-Executive Director; and • David Wiadrowski; Independent Non-Executive Director, and Chairman of the Audit and Risk Committee. Also attending today are Russell Burke, our Chief Financial Officer, Paul Leitner, our Deputy General Counsel, our 2022 auditor Doug Hart from BDO and our proposed new 2023 auditor Joseph Prast from Deloitte. The agenda for the Meeting today will be as follows: • Firstly, I will give a short address on Life360’s performance for the 2022 year and an overview of the company’s strategy. • This will be followed by a presentation from our CEO Chris Hulls. • I will then outline the meeting procedures and continue to the formal items of business.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 5 Slide 3 Life360 is cementing its position as the world’s leading family safety membership service, offering an all-in-one solution designed for modern life. During 2022 the Company demonstrated pleasing progress against our strategic objectives. We achieved our largest ever annual growth in Global Monthly Active Users to around 49 million. We delivered accelerating momentum in core subscription revenue, with strong Paying Circle growth and the early impact of meaningful price increases. Our pricing power demonstrates the considerable value we are delivering to our Members. We executed the Tile integration strategy, bringing together the Life360, Tile and Jiobit teams into a single company. We built the platform to support the bundled Life360 and Tile Membership offering which launched during the first quarter of 2023. And finally, we established a path to profitability beginning in 2023. This goal is underpinned by strong revenue momentum and an integrated, leaner and scalable cost base. Annualized Monthly Revenue for the month of December increased 61% to $224 million, a measure of the strength of Life360’s recurring revenue. We have seen continued strong momentum into the first quarter of 2023, achieving positive Adjusted EBITDA one quarter earlier than our expectations. Slide 4 Life360 delivered CY22 revenue of $228.3 million, a year-on-year increase of 103%. This performance benefited from strong core Life360 subscription revenue growth of 54% on a like-for- like basis, and the contributions from the Tile and Jiobit acquisitions. Adjusted EBITDA Loss (excluding Stock Based Compensation and non-recurring items) of $(40.1) million reflected investment to accelerate the integration of Life360, Tile and Jiobit. The EBITDA loss was $(85.2) million and Net loss was $(91.6) million. Life360 ended the CY22 year with cash, restricted cash and cash equivalents of $90.4 million. This included the net proceeds of $32.2 million from our November capital raise which was well supported by shareholders. The Company is in a strong position to navigate the uncertainties of the broader macroeconomic environment. Slide 5 At Life360 we are progressing our Environmental, Social and Governance (ESG) activities, a reflection of our commitment to the communities we serve. Initiatives are underway across all three ESG pillars. I’ll make special mention of the progress we made with our People policies as we brought together the Life360, Tile and Jiobit teams during CY22. Our corporate values were refreshed, and we established a new approach to create a Culture of Belonging with further details available in the Annual Report. Slide 6 Undoubtedly the key contribution Life360 makes to the community is our mission to simplify safety so families are connected and protected. During the year we dispatched more than 34,000 ambulances as well as billions of safe arrival notifications, illustrating the peace of mind our core proposition delivers. Slide 7 I would like to express my appreciation to my fellow Board members for their contribution to Life360 over the past year. Shareholders greatly benefit from their expertise and guidance. On behalf of the Board I thank our colleagues, including those who unfortunately have had to leave the business, for their hard work and commitment. We are grateful for their talent and dedication which have contributed to the successful integration of the Life360, Tile and Jiobit businesses, and established the next important steps in our strategy. I acknowledge Chris Hulls and his leadership

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 6 team for their work in implementing our vision for a fully integrated and differentiated location platform. Finally I would like to thank our shareholders for their ongoing support of the Company and participation in the November 2022 capital raising. Life360 is better positioned than ever to deliver on our mission to offer peace of mind designed for modern life. I’ll now hand over to Chris Hulls who will provide an update on the company’s performance. Chris Hulls – Co-Founder and Chief Executive Officer Slide 8 Thank you John, and good morning to our shareholders. I am pleased to be able to provide you with a brief business update, and a deeper dive into the operating metrics driving Life360’s performance. 2022 was a tremendous year of progress for the Company in delivering against our strategic objectives, and we’re seeing strong momentum in the Q1 results we recently delivered to the market Slide 9 John mentioned that during 2022 we achieved our largest ever annual growth in Monthly Active Users, and we’ve seen continued progress in Q1 with a 33% uplift to around 51 million users. We have seen continued strength in our Returning Monthly Active Users or RMAU, reflecting the increasing engagement of our user base. We believe we have absolute top tier retention for a mobile app, with users who signed up nearly a decade ago just as engaged with the product as they were when they initially registered. Slide 10 During CY22 Global Paying Circles increased 23% year-on-year, with U.S. Paying Circles growth achieved even while implementing significant price increases during Q4. As we guided to in November, Q4 subscribers were stable at Q3 levels, reflecting the one-time impact on churn, as we implemented price increases across the existing iOS subscriber base. During Q1 Paying Circles returned to growth, with Global net subscriber additions of 73 thousand, ahead of the 69 thousand achieved in Q1’22. This is a very positive result given the magnitude of the price increases implemented in Q4’22. During Q1 International Paying Circles increased 50% YoY, with net adds at close to all-time record levels. The ARPPC chart reflects the achievement of significant price increases across all our U.S. iOS monthly membership tiers including our legacy product lines. Price increases were already in place for new monthly Android subscribers, and have extended to existing monthly Android subscribers during Q2. The impact from the size and timing of these price increases is reflected in the U.S. ARPPC chart, with a 43% uplift to $140 in Q1. Slide 11 These strong operational metrics are driving significant growth in Life360’s recurring revenue over the course of 2022, with a further uplift in Q1 which delivered 41% YoY growth. Quarterly Annualised Monthly revenue delivered a significant uplift in Q4 of 2022 and a further step up in Q1 reflecting the benefit of price increases. AMR has more than tripled since our IPO in May of 2019. Slide 12 John provided an overview of the 2022 financial results, and this slide highlights the progress we have made in Q1.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 7 Subscription revenue growth of 56% reflects the Paying Circle additions and ARPPC uplift I have just outlined. Hardware revenue increased 3% YoY. Our primary focus is on driving subscription revenue rather than standalone retail sales, and this YoY growth was achieved despite significant reductions in headcount, marketing and R&D expenses in our devices business. We will continue to be disciplined in regard to our spending in this part of the business as part of our emphasis on cash flow. Despite this conservative level of investment, we are continuing to make meaningful improvements to our devices lineup, including our anti-theft mode, use case bundles, and most recently, a newly announced potential partnership with Google to leverage Android phones to expand our network reach in the future. Other revenue of $6.5 million reduced 21% YoY. We made the strategic decision to shift to a single aggregated data partnership, and the prior corresponding quarter included revenue from the previous arrangement. We earlier provided guidance for Life360 to achieve Adjusted EBITDA profitability from Q2’23 onwards and for full year CY23. We have achieved this milestone a quarter early, with Q1’23 positive Adjusted EBITDA of $0.5 million. The impact of price increases combined with better than expected net subscriber additions delivered ongoing strong momentum in subscription revenue. This positive trend, coupled with the impact of additional cost efficiencies implemented in January, supported the achievement of our Adjusted profitability target ahead of schedule. In a time of macro uncertainty we are focused on balancing fiscal responsibility with prudent investment to position the business for long-term success. We have a strong balance sheet, with cash, restricted cash and cash equivalents of $76.1 million at March 2023 quarter end. Slide 13 Turning to our focus on the remainder of 2023 and our continued mission to simplify safety for families. There are four pillars to our strategy, each of which build on the progress we achieved in CY22. We are investing in the core as we continue to believe we have significant opportunities to improve the user experience, and further differentiate ourselves from our competitors who have much more limited functionality. We are driving membership through a bundled Tile offering which is fully rolled out in the U.S. market. We are excited about opportunities over time to improve paid user conversion and retention, and while it is early days, we are excited by what appears to be a material improvement in retention, which is the signal we were hoping for at launch. While the initial launch did not focus on increasing top of funnel conversion, in coming months we will be rolling out user flows that more aggressively bring people into the Tile experience. We expect this to drive increases in conversion in the second half of the year, in particular during our critical back-to-school season. We anticipate another year of strong momentum, with guidance of more than 50% YoY growth in subscription revenue. We are expanding internationally and have established a dedicated management team based in the UK, with a UK launch planned for the second half of 2023. Additionally we are committed to improving the international user experience with global core features. The international rollout of Tiles on the Life360 map is underway, with completion expected in coming days. And finally, we are maintaining financial discipline and driving financial leverage, building on revenue momentum, strong gross margins and tightly managed opex to support our path to profitability.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com Page 8 Slide 14 Our CY23 earnings expectations are unchanged from the guidance we provided with the Q1 results: • Core Life360 subscription revenue growth (excluding Tile and Jiobit) in excess of 50% YoY; • Hardware revenue growth of 0% - 5%; • Other revenue of approximately $26 million; • Consolidated revenue of $300 - $310 million; • Positive Adjusted EBITDA and Operating Cash Flow of $5 million to $10 million, with positive Adjusted EBITDA for each quarter of CY23, and positive Operating Cash Flow anticipated on a quarterly basis beginning with Q2’23 and for full CY23. With that I will hand back to John to conduct the formal part of the meeting.